Exhibit 4.8

STANDSTILL AGREEMENT

This Standstill Agreement dated as of August 7, 2008 (this “Agreement”), is by and among the persons, entities and managed accounts listed on Schedule A (collectively, the “York Group,” and each, individually, a “member” of the York Group) and AboveNet, Inc. (the “Company”).

WHEREAS, the York Group has requested that the Company amend its Rights Agreement, dated as of August 3, 2006  (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company (the “Rights Agent”) to allow for the purchase of any amount of shares of the Company’s common stock so long as none of the members of the York Group, individually or collectively, become the Beneficial Owner (as defined in the Rights Agreement) of 20% or more of the Company’s outstanding Common Shares (as defined in the Rights Agreement); and

WHEREAS, after due consideration of the York Group’s request and subject to the members of the York Group entering into this Agreement, the Company has agreed to amend the Rights Agreement to exclude the York Group from the definition of “Acquiring Person” under the Rights Agreement as long as the members of the York Group do not become the Beneficial Owners (as defined in the Rights Agreement), in the aggregate, of 20% or more of the Company’s outstanding Common Shares (as defined in the Rights Agreement).

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment of Rights Agreement.  The Company and the Rights Agent shall enter into the Amendment to Rights Agreement, substantially in the form attached hereto as Exhibit I (the “Amendment”) promptly following the execution and delivery of this Agreement by each of the parties hereto.  Except as otherwise provided herein, the Company and the Rights Agent shall not, without the prior written consent of JGD Management Corp. d/b/a York Capital Management (“York Capital”), amend the changes to the Rights Agreement to be effected by the Amendment in a manner materially adverse to the York Group.

2.             Standstill.  Without the prior written approval of the Company’s Board of Directors (the “Board”), until the earliest of (x) a period ending five (5) years from the date hereof, (y) the Standstill Release Date (as defined below) and (z) two years following the termination or redemption of the Rights Agreement, no member of the York Group shall, and each of the members of the York Group shall not cause or permit any Affiliate (as defined in the Rights Agreement) of a member of the York Group (each, a “York Affiliate”) to, directly or indirectly, including through any of their representatives:

(a)           make, or in any way participate or engage in (other than by voting its shares of any Company securities), directly or indirectly, any “solicitation” of any proxy, consent or other authority to vote any Company securities, with respect to any matter (including any type of referendum, whether binding or non-binding), or become a “participant” in any “election contest” (as such terms are used in the proxy rules of the United States Securities and Exchange

Commission or any other federal agency at the time administering the Securities Act or the Exchange Act) with respect to the Company, including without limitation relating to the removal or the election of directors; provided, however, that the foregoing shall not prohibit any member of the York Group from communicating in a non-public manner (i) subject to sub-sections (c) and (d) below, with the Company, the Board or any members of the Company’s Board or (ii) its attorneys, accountants or financial advisors;

(b)           form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to any Company securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in Section 2(a), or deposit any Company’s securities in a voting trust or subject any such securities to any voting agreement, other than solely with other members of the York Group or other York Affiliates with respect to any Company securities now or hereafter owned by them or pursuant to this Agreement;

(c)           (x) either directly or indirectly for itself or its affiliates, or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or (y)  in any way knowingly support, assist or facilitate any other person to effect or seek, offer or propose to effect, or cause or participate in, any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates; (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or Affiliates or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or Affiliates;

(d)           act, alone or in concert with others, to seek to control the management, Board or policies of the Company; provided, however, that nothing in this Section 2 shall restrict the manner in which any York Affiliate may vote its shares of common stock or other securities;

(e)           take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in Sections 2(a), (b) or (c);

(f)            agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in Sections 2(a), (b) or (c);

(g)           assist, induce or encourage any other Person to take any action of the type referred to in Sections 2(a), (b) or (c);

(h)           enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing;

(i)            publicly request or propose that the Company or any of the Company’s representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 2 or request or propose that the Company or any of the Company’s representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 2 in any manner that would require any party to publicly disclose such request or proposal; or

(j)            acquire Common Shares or other securities of the Company resulting in such Person, together with its Affiliate and Associates (as defined in the Rights Agreement), becoming the Beneficial Owner of 20% or more of the Common Shares then outstanding; provided, however, that no such acquisition shall be deemed to occur solely due to (i) a stock split, reverse stock split, cancellation of common stock or securities convertible into common stock, reclassification, reorganization or other transaction by the Company affecting any Common Shares or other securities of the Company generally or (ii) a stock dividend or other pro rata distribution by the Company to holders of its Common Shares or other securities; and provided further, however, that if, after any such event, such Person, together with its Affiliates and Associates, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, then such Person, together with its Affiliates and Associates, shall not become the Beneficial Owner of any additional Common Shares.

Notwithstanding the foregoing provisions of this Section 2, the obligations of the York Group under this Section 2 shall immediately terminate if: (a) the Company enters into a definitive agreement providing for (i) any direct or indirect acquisition or purchase by any Person (as defined in the Rights Agreement) or Group (as defined in the Rights Agreement) of a majority of the common stock of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group acquiring a majority of the common stock of the Company or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the stockholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity); (b) any Person or Group (other than the Company, any York Affiliate or any Group that includes a York Affiliate) acquires 35% or more of the number of then outstanding shares of common stock or other voting securities of the Company having the right to vote generally in the election of Directors; or (c) upon any petition of bankruptcy filed by or against the Company (other than by any York Affiliate).

For purposes of this Agreement, the Standstill Release Date shall mean the date on which the Company and the Rights Agent amend the Rights Agreement to delete the changes effected by the Amendment, which the Company and the Rights Agent shall effect promptly (and in any event within ten (10) business days) following written notice by York Capital to the Company that the York Group has ceased to be the Beneficial Owner in the aggregate of 15% or more of the issued and outstanding Common Shares and the York Group desires to terminate the Standstill Agreement, provided, however, that the Company and the Rights Agent shall not be required to enter into such amendment (and such amendment shall not become effective) if any member of the York Group or any York Affiliate shall be in breach of any material provision of this Agreement.  No member of the York Group or any York Affiliate shall acquire any Common Shares (as defined in the Rights Agreement) or other Company securities resulting in the York Group becoming the Beneficial Owner of 15% or more of the Company’s outstanding Common Shares following the delivery of such notice and prior to the Standstill Release Date.  The occurrence of a Standstill Release Date shall not waive any prior breach of this Agreement.

3.             York Group Representation.  The members of the York Group hereby represent and warrant that the York Group is the Beneficial Owner of an aggregate of 1,606,052 Common Shares as of the date hereof and no York Affiliate that is not a member of the York Group has Beneficial Ownership of any Common Shares or other Company securities.

4.             Public Announcement.  The York Group acknowledges that the Company shall announce this Agreement and the amendment to the Rights Agreement by means of the filing with the Securities and Exchange Commission of a Current Report on Form 8-K (the “8-K”).  Neither the Company nor the York Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the 8-K, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.

5.             Miscellaneous.  The parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware and State of New York and any court of the United States located in the Borough of Manhattan in New York City in the event any dispute arises out of this Agreement or the matters contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware or state courts of the State of New York or any court of the United States located in the Borough of Manhattan in New York City, and each of the parties irrevocably waives the right to trial by jury, and (d)  agrees to waive any bonding requirement under any applicable law if any other party seeks to enforce the terms of this Agreement by way of equitable relief and (e) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law.  THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATED HERETO SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION, THE VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE, EXCEPT TO THE EXTENT THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE ARE MANDATORILY APPLICABLE UNDER DELAWARE LAW.

6.             No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.             Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

8.             Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given or made, if (a) given by facsimile and email, when such facsimile and email is transmitted to the facsimile number set forth below and sent to the email address set forth below and the appropriate facsimile confirmation is received if sent on a Business Day or otherwise (or otherwise on the next Business Day) or (b) if given by any other means, when actually received (or the date of refusal of receipt) during normal business hours on a Business Day at the address specified in this subsection:

if to the Company:

AboveNet, Inc.

360 Hamilton Avenue

White Plains, New York 10601

Attention:  General Counsel

Facsimile:  (914) 421-6793

Email:  rsokota@above.net

With a copy to (which shall not constitute notice):

Cooley Godward Kronish LLP

1114 Avenue of the Americas

New York, New York 10036

Attention:  Scott L. Kaufman

Facsimile:  (212) 479-6275

Email:  skaufman@cooley.com

if to the York Group:

York Capital Management

767 Fifth Avenue, 17th Floor

New York, NY 10153

Attention:  Adam J. Semler / Alan H. Cohen

Facsimile: (212) 300-1302

With a copy to (which shall not constitute notice):

Arnold & Porter LLP

399 Park Avenue, 35th Floor

New York, New York

Attention:  Richard Swanson, Esq.

Facsimile:  (212) 715-1399

Email:  richard.swanson@aporter.com

For purposes of this Section, “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

9.             Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10.           Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or pdf) which together shall constitute a single agreement.

11.           Successors and Assigns.  This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

12.           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

13.           Fees and Expenses.  Neither the Company, on the one hand, nor the York Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

14.           Interpretation and Construction.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

ABOVENET, INC.

By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General
Counsel

JGD MANAGEMENT CORP. (on behalf it itself and accounts managed by it holding AboveNet, Inc. securities)

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

HFR ED SELECT FUND IV MASTER TRUST

By: JGD Management Corp., its Investment Manager

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

LYXOR/YORK FUND LIMITED

By: JGD Management Corp., its Investment Manager

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

PERMAL YORK LIMITED

By: JGD Management Corp., its Investment Manager

By:	/s/	Adam J. Semler
Name:	Adam J. Semler
Title:	Chief Financial Officer

YORK CAPITAL MANAGEMENT, L.P.

By: Dinan Management, LLC, its General Partner

By:	/s/	Adam J. Semler
Name:	Adam J. Semler
Title:	Chief Financial Officer

YORK CREDIT OPPORTUNITIES FUND, L.P.

By: York Credit Opportunities Domestic Holdings, LLC, its General Partner

By:	/s/	Adam J. Semler
Name:	Adam J. Semler
Title:	Chief Financial Officer

YORK CREDIT OPPORTUNITIES UNIT TRUST

By: York Credit Opportunities Offshore Holdings, LLC, its investment manager

By:	/s/	Adam J. Semler
Name:	Adam J. Semler
Title:	Chief Financial Officer

YORK ENHANCED STRATEGIES FUND, LLC

By: York Enhanced Strategies Management, LLC

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK GLOBAL VALUE PARTNERS, L.P.

By: York Global Value Holdings, LLC, its General Partner

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK INVESTMENT LIMITED

By: York Offshore Holdings, Ltd., its Investment Manager

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Director

YORK LONG ENHANCED FUND, L.P.

By: York Long Enhanced Domestic Holdings, LLC

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK SELECT, L.P.

By: York Select Domestic Holdings, LLC, its General Partner

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

YORK SELECT UNIT TRUST

By: York Select Offshore Holdings, LLC, its Investment Manager

By:	/s/	Adam J. Semler
	Name:	Adam J. Semler
	Title:	Chief Financial Officer

SCHEDULE A

JGD Management Corp. (“JGD”)

HFR ED SELECT FUND IV MASTER TRUST

LYXOR/YORK FUND LIMITED

PERMAL YORK LIMITED

YORK CAPITAL MANAGEMENT, L.P.

YORK CREDIT OPPORTUNITIES FUND, L.P.

YORK CREDIT OPPORTUNITIES UNIT TRUST

YORK ENHANCED STRATEGIES FUND, LLC

YORK GLOBAL VALUE PARTNERS, L.P.

YORK INVESTMENT LIMITED

YORK LONG ENHANCED FUND, L.P.

YORK SELECT, L.P.

YORK SELECT UNIT TRUST

Accounts managed by JGD

holding any AboveNet securities

EXHIBIT I

Amendment to Rights Agreement

[See Exhibit 4.7]